EXHIBIT 10.33

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the AAgreement@), made as of the 17th day of April, 2001 by and between AMC Entertainment Inc . (AAMCE@) and ______________ (the AGrantee@), evidences the grant by AMCE of a Restricted Stock Award Agreement (the AAward@) to the Grantee on such date and the Grantee=s acceptance of the Award in accordance with the provisions of the AMCE 1999 Stock Option and Incentive Plan, as amended, (the APlan@). AMCE and the Grantee agree as follows:

    Shares Awarded.

      The Grantee shall receive _________ shares of AMCE Common Stock (the AShares@) subject to the provisions described below.

      Except as otherwise provided in section 2 below or in the Plan, this Award shall be deemed vested with respect to the number of shares described in section 1(a) as follows: (a) the right to receive 50% of the Shares subject to this Award shall vest on the first anniversary of the Date of Grant, and (b) the right to receive the balance of the Shares subject to this Award shall vest on the second anniversary of the Date of Award.

2. Employment Required. Notwithstanding section 1 above and except as provided in section 3 or as determined by the Compensation Committee of the Board of Directors as provided in the Plan, if the Grantee=s employment with AMCE is terminated for any reason (i) before the end of the first anniversary of the Date of Award, all right to receive the Award shall be forfeited and (ii) before the end of the second anniversary of the Date of Award, the right to receive the balance of the Shares subject to this Award shall be forfeited. For this purpose, authorized leaves of absence from AMCE or a Subsidiary (as defined in the Plan) or the transfer of the Grantee from AMCE to a Subsidiary or between Subsidiaries shall not constitute a termination of employment. For purposes of this Agreement, an authorized leave of absence shall be an absence while the Grantee is on military leave, sick leave, or other bona fide leave of absence so long as the Grantee=s right to employment with AMCE or a Subsidiary is guaranteed by statute, contract or company policy.

    Acceleration of Vesting. Notwithstanding Section 3 thereof, the Grantee, or his Successor, as defined in the Plan, shall be entitled to receive immediately a certificate or certificates for Shares upon the earliest of the following occurrences:

      the Grantee=s death;

      the Grantee=s disability, as defined in the Plan; or

      the Grantee=s retirement, as defined in the Plan.

    Voting and Dividend Rights. The Grantee shall not be entitled to voting rights, to dividend rights or dividend equivalents or to any other shareholder rights in connection with the Shares unless and until they are transferred to the Grantee pursuant to Section 5.

    Issuance and Transfer of Shares; Tax Withholding.

        As soon as practicable after the first and/or second anniversary of the date of the Award and the vesting terms of the Award are met, the Secretary of AMCE shall cause the appropriate number of shares of AMCE common stock to be issued and ownership transferred to the Grantee or his/her Successor, by having a certificate or certificates for such number of shares registered in the name of the Grantee (or such other person) and shall have each certificate delivered to the appropriate person. Notwithstanding the foregoing, if AMCE or a Subsidiary requires reimbursement of any tax required by law to be withheld with respect to shares of AMCE Common Stock issued in connection with the vesting of the Award, the Secretary shall not transfer ownership of shares until the required payment is made.

        Subject to the consent of the Compensation Committee and to the provisions of the Plan, the Grantee may satisfy his/her tax withholding obligations hereunder by electing to have Shares otherwise issuable upon vesting of an Award withheld. The amount of tax which may be paid by Grantee pursuant to such an election will be the Company=s minimum statutory withholding amount, based on the Company=s minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable income resulting from the vesting of the Award. The number of shares withheld will be based on the Fair Market Value on the date of vesting. Any such election shall be made by delivering written notice thereof to the Secretary of the Company.

    Transferability. The rights under this Agreement may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employment Retirement Income Security Act. The rights under this Agreement may be exercised during the lifetime of the Grantee only by the Grantee (or by his/her guardian, legal representative or Successor). The terms of this Award shall be binding upon the executors, administrators, heirs, successors, and assigns of the Grantee.

    Requirements of Law. Shares shall not be transferred hereunder if the issuance or transfer of ownership of shares of AMCE=s Common Stock hereunder would constitute a violation of any applicable federal or state securities or other law or valid regulation. The Grantee, as a condition to the receipt of Shares under this Award, must represent to AMCE that the shares of AMCE Common Stock to be received upon vesting of this Award are being acquired for investment and not with a present view to distribution or resale, unless counsel for AMCE is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors has approved this Agreement and AMCE, by its duly authorized officer, and the Grantee have signed this Agreement as of the date first above written.

AMC ENTERTAINMENT INC.

By /s/ Peter C. Brown

Peter C. Brown

Chairman and Chief Executive Officer

______________________________________

, Grantee

The Grantee acknowledges receipt of copies of the Plan and the Prospectus respecting the Plan. The Grantee represents that he/she is familiar with the terms and provisions of the Plan and such Prospectus. The Grantee hereby accepts this Award subject to all the terms and provisions of the Plan, including but not limited to Section 20 (AAdjustments for Corporate Changes@) thereof. The Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board of Directors and, where applicable, the Compensation Committee (as defined in the Plan), respecting any questions arising under the Plan.

_____________________________________

, Grantee